As filed with the Securities and Exchange Commission on March 13, 2009
Registration No. 333-153647

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RENESOLA LTD
(Exact name of registrant as specified in its charter)

British Virgin Islands	3674	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

No. 8 Baoqun Road, Yao Zhuang
Jiashan, Zhejiang 314117
People’s Republic of China
(86-573) 8477-3058

 (Address of registrant’s Principal Executive Offices)

RENESOLA LTD
2007 SHARE INCENTIVE PLAN

(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011

 (Name and address of agent for service)

(212) 664-1666

 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

Copies to:

Charles Xiaoshu Bai Chief Financial Officer ReneSola Ltd No. 8 Baoqun Road, Yao Zhuang Jiashan, Zhejiang 314117, People’s Republic of China (86-573) 8477-3058	David T. Zhang, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place Central Hong Kong S.A.R., China (852) 2522-7886

EXPLANATORY NOTE

ReneSola Ltd hereby amends its registration statement on form S-8 (registration no. 333-153647) by filing this post-effective amendment No. 1 to reflect the correct version of the Amended and Restated Memorandum and Articles of Association of ReneSola Ltd adopted by its shareholders at the annual general meeting held on August 29, 2008.  An incorrect version of the Amended and Restated Memorandum and Articles of Association was inadvertently filed as Exhibit 4.1 of the initial registration statement.  The correct version of the Amended and Restated Memorandum and Articles of Association of ReneSola Ltd is filed herewith as Exhibit 4.1 and replaces Exhibit 4.1 of the initial registration statement.  No additional securities are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on March 13, 2009.

RENESOLA LTD

By:	/s/ Xianshou Li
Name:	Xianshou Li
Title:	Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *
Martin Bloom	Chairman	March 13, 2009

/s/ Xianshou Li
Xianshou Li	Director and Chief Executive Officer (principal executive officer)	March 13, 2009

/s/ *
Charles Xiaoshu Bai	Chief Financial Officer (principal financial and accounting officer)	March 13, 2009

/s/ *
Yuncai Wu	Director	March 13, 2009

/s/ *
Jing Wang	Director	March 13, 2009

/s/ *
Robert Naii Lee	Director	March 13, 2009

/s/ *
Donald J. Puglisi	Authorized U.S. Representative	March 13, 2009

*By	/s/ Xianshou Li
Xianshou Li
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Amended and Restated Memorandum and Articles of Association

*Filed herewith.